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BONUS MATCH RIDER
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This Rider is attached to and made a part of this Contract as of the Contract
Date, or if later, as of the date shown below (the "Rider Issue Date"). Terms not defined in this Rider have the meaning given to them in the Contract. In the event of any conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider shall prevail over the terms of the Contract.

To elect this Rider, you must submit to SBL: (1) a rider election form provided by SBL; or (2) a written request to elect the Rider. If accepted by SBL, the Rider will be in effect as of the Valuation Date upon which SBL received the Rider election form or your written request to elect the Rider.

BONUS AMOUNT

While this Rider is in effect, SBL guarantees that it will add a Bonus Amount to your Contract Value during the "Bonus Amount Guarantee Period," which begins on the Rider Issue Date and ends on the fifth anniversary of the Rider Issue Date. SBL may add Bonus Amounts to your Contract Value after the Bonus Amount Guarantee Period but SBL guarantees payment of such Bonus Amounts only during the Bonus Amount Guarantee Period.

The Bonus Amount is an amount equal to the applicable percentage of Covered Purchase Payments as set forth in Table 1 or 2 below. "Covered Purchase Payments" are Purchase Payments made under a salary reduction agreement while the Rider is in effect during the Bonus Amount Guaranteed Period. The Company shall apply the Bonus Amount only to the first $10,000 in Covered Purchase Payments in any Contract Year. Any Bonus Amount attributable to a Covered Purchase Payment shall be applied on the Valuation Date next following the Valuation Date on which such Purchase Payment is applied. As set forth in Tables 1 and 2 below, the applicable Bonus Amount percentage is based on the amount of Contract Value as of the date that the Bonus Amount is applied. Bonus Amounts will be allocated among the Accounts in the same proportion as the applicable Covered Purchase Payment.

SBL applies the Bonus Amount percentage under Table 1 or 2 based upon whether the Owner has an active SBL affinity credit card (the "SBL card"). Table 1 applies to Covered Purchase Payments received if the Owner does not have an active SBL card as of the date of receipt of such Purchase Payment:

Table 1

----------------------------------------------------- ----------------------------------------------------------------
             Contract Value as of Date                                     Minimum Bonus Amount
----------------------------------------------------               (As a % of Covered Purchase Payments)
              Bonus Amount is Applied
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
                 Less than $50,000                                                [1%-2%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
               $50,000 up to $100,000                                             [2%-4%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
              $100,000 up to $250,000                                             [3%-6%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
                  $250,000 or more                                                [4%-8%]
----------------------------------------------------- ----------------------------------------------------------------


Table 2 applies if the Owner has: (1) been issued the Rider; (2) completed the credit card application; (3) received approval from the SBL card issuer; (4) made first use of the SBL card; and (5) the SBL card is active upon the date of receipt of the Covered Purchase Payment. SBL requires that the Owner keep the SBL card active and enter into a new SBL card arrangement if any current SBL card arrangement is terminated to keep the Bonus Amount in Table 2 in effect.

Table 2

----------------------------------------------------- ----------------------------------------------------------------
             Contract Value as of Date                                         Bonus Amount
              Bonus Amount is Applied                              (As a % of Covered Purchase Payments)
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
                 Less than $50,000                                                [2%-6%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
               $50,000 up to $100,000                                             [4%-8%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
              $100,000 up to $250,000                                            [6%-10%]
----------------------------------------------------- ----------------------------------------------------------------
----------------------------------------------------- ----------------------------------------------------------------
                  $250,000 or more                                              [8% - 12%]
----------------------------------------------------- ----------------------------------------------------------------


If the Owner does not maintain an active SBL card, the Bonus Amount in Table 2 shall terminate automatically, and the Bonus Amount percentage under Table 1 shall apply to Covered Purchase Payments received while the SBL card is not active. If the Owner later reactivates the SBL card, Table 2 will apply to Covered Purchase Payments received after SBL receives notice from the SBL card issuer of reactivation and first use of the SBL card for so long as the SBL card is active. The Owner may elect not to apply for the SBL card and receive Bonus Amounts only under Table 1 above.

At the end of each calendar year while this Rider is in effect, SBL may in its sole discretion elect to add to Contract Value an "Additional Amount" equal to:
(a) any amounts earned during the calendar year in connection with SBL card purchases by all owners of the Rider, net of any amounts deducted by SBL to administer the SBL card arrangement; less (b) Bonus Amounts added to Contract Values of owners of the Rider during the calendar year; plus (c) a portion of sponsor dollars, if any, solicited or contributed by SBL and accrued during the calendar year. The Additional Amount shall be determined by SBL and allocated to the Owner on the basis of the amount of Covered Purchase Payments applied to the Contract during the calendar year relative to Covered Purchase Payments made by other owners of the Rider. SBL shall add any such Additional Amounts to Contract Value on a Valuation Date not later than the 23rd Valuation Date of the following calendar year; provided that the Rider is in effect on that date.

At any time after the fifth anniversary of the Rider Issue Date, SBL reserves the right to terminate this Rider and make no further payments of Additional Amounts or Bonus Amounts, and effective upon the date of such termination, SBL shall cease deducting the Rider charge.

VESTING: Each Bonus Amount and Additional Amount will vest immediately but will be subject to Withdrawal Charges on the same basis as Purchase Payments in the event of a full or partial withdrawal of such Bonus or Additional Amount. In the event that you exercise your right to cancel during the free look period, SBL will reduce your Contract Value by the current value of any Bonus or Additional Amounts applied.

DEATH BENEFIT: In the event that the Death Benefit under your Contract is based upon the sum of all Purchase Payments made by the Owner ("Return of Premium Death Benefit"), Purchase Payments shall not include any Bonus Amounts or Additional Amounts paid under this Rider. In the event that the Death Benefit under your Contract is based upon Purchase Payments increased at an annual rate of interest ("Guaranteed Growth Death Benefit"), Purchase Payments shall not include any Bonus Amounts or Additional Amounts paid under this Rider.

GUARANTEED MINIMUM INCOME BENEFIT: One or more endorsements or riders providing for a Guaranteed Minimum Income Benefit ("GMIB") may be attached to your Contract. The GMIB is based upon Purchase Payments increased at an annual rate of interest. Purchase Payments for this purpose shall not include any Bonus Amounts or Additional Amounts paid under this Rider.

CHARGE: SBL will deduct a charge of $25 on each anniversary of the Rider Issue Date; provided that the Rider is in effect on that date. SBL will waive the charge if Contract Value is $10,000 or more on the date the charge is to be deducted.


TERMINATION OF RIDER: This Rider will remain in force unless it is terminated as set forth below. The Rider will automatically terminate on the earliest of the dates shown below:

1. the Valuation Date as of which the Contract is terminated under the terms of the Contract;

2.   the Annuity Start Date;

3. the date of the first death of an Owner or, if any Owner is a Non-natural Person, upon the death of the Annuitant or a Joint Owner that is a natural person;

4. the date of receipt of written notice from the Owner requesting to terminate the Rider; and

5. upon SBL's exercise of its right to terminate the Rider at any time after the fifth anniversary of the Rider Issue Date.

Upon termination of the Rider, the Owner will no longer be entitled to Bonus Amounts or payment of Additional Amounts, and no Rider Charge will be deducted.

SECURITY BENEFIT LIFE INSURANCE COMPANY

/s/ J. Michael Keefer
J. Michael Keefer
Secretary

Rider Issue Date: ____________
(If Other Than Contract Date)